CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Golden Fork Corporation

 We hereby consent to this inclusion in this Registration Statement on Form S-1, Amendment No. 1, of our report dated August 30, 2010, of Golden Fork Corporation relating to the financial statements as of May 31, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

M&K CPAS, PLLC
/s/ M&K CPAS, PLLC

 Houston, Texas

November 30, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Golden Fork Corporation

 We hereby consent to this inclusion in this Registration Statement on Form S-1, Amendment No. 2, of our report dated August 30, 2010, of Golden Fork Corporation relating to the financial statements as of May 31, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

January 14, 2011

SUBSCRIPTION AGREEMENT

GOLDEN FORK CORPORATION
8 Hermitage Way, Meadowridge
Constantia, 7806 Western Cape, RSA

Dear Sirs/Madams:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing __________________________________________________ (__________) shares of Common Stock of GOLDEN FORK CORPORATION  (the “Company”) at a price of $0.05 per share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mrs. Alida Heyer solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mrs. Heyer.

MAKE CHECK PAYABLE TO:  GOLDEN FORK CORPORATION

Executed this _____ day of ___________________, 2010.

Signature of Purchaser

Address of Purchaser

Printed Name of Purchaser
ID #

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.05	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _______________	Other: _________________

GOLDEN FORK CORPORATION

By:

Title:

_____________________________________

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Source: GOLDEN FORK CORP, S-1/A, December 01, 2010